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                                                                   Exhibit 10.18

                                   TERM NOTE



March 29, 1996


For value received, THOMAS H. PAYNE promises to pay on April 1, 2000 to the order of Market Facts, Inc., 3040 Salt Creek Lane, Arlington Heights, Illinois, 60005, or at any such other place as the payee or legal holder hereof may in writing appoint, the sum of SEVENTYFIVE THOUSAND DOLLARS ($75,000.00) together with interest.

Interest will be billed to the undersigned annually for the period of March 1 through February 28 ("Interest Rate Year") and will be calculated based upon the balance of the Note outstanding on the first day of the Interest Rate Year. The rate of interest will be 8.25%.

The undersigned agrees to surrender to Market Facts, Inc. 15,000 shares of Market Facts common stock to be held as collateral for this Note until such time as the unpaid balance of principal and interest are paid in full.

The undersigned hereby authorizes, irrevocably, any attorney of any Court of Record to appear for THOMAS H. PAYNE in such Court if this Note is not paid when due, and at any time thereafter to confess judgment, without due process, in favor of the holder of this Note, for such amount as may appear to be due and unpaid thereon, together with reasonable costs of collection, including reasonable attorney fees, and to waive and release all errors which may intervene in any such proceedings, and to consent to immediate execution upon judgment, hereby ratifying and confirming all that said attorney may do by virtue hereof.



THOMAS H. PAYNE                            TIMOTHY J. SULLIVAN
- ---------------                       ----------------------------
Thomas H. Payne                            Timothy J. Sullivan
                                      Vice President and Treasurer
                                            MARKET FACTS, INC.